                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107016) and Forms S-8 (Nos. 33-38465, 333-49669,
333-88354 and 333-88328) of Hillenbrand Industries, Inc. of our report dated December 3, 2004, except for the restatement discussed in Note 17, as to which the date is December 16, 2005, relating to the restated financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 16, 2005